Exhibit 99.1
CONTACT:
R. Dirk Allison
Senior Vice President and Chief Financial Officer
(214) 922-9711
ODYSSEY HEALTHCARE TO ACQUIRE VISTACARE,
EXPANDING ODYSSEY’S PLATFORM

Management to Discuss Details in Conference Call
Tomorrow at 8:00 a.m. Central Time (9:00 a.m. Eastern Time)
DALLAS, TEXAS (January 15, 2008) — Odyssey HealthCare, Inc. (NASDAQ: ODSY) today announced that it has signed a definitive agreement to acquire Scottsdale, Arizona-based VistaCare, Inc. (NASDAQ: VSTA) for $8.60 per share, or approximately $147.1 million. Completion of the transaction, which is expected in the first quarter of 2008, is subject to customary closing conditions, including the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the tender of at least a majority of VistaCare’s outstanding shares in the tender offer, among other conditions. The transaction has been structured as a two-step acquisition including a cash tender offer for all outstanding shares of VistaCare common stock followed by a cash merger in which Odyssey would acquire any remaining outstanding shares of VistaCare common stock.
For fiscal year ended September 30, 2007, VistaCare reported annual revenues of approximately $241 million. With the completion of the transaction, Odyssey HealthCare solidifies its position as an industry leader, with approximately 110 owned or operated locations in 31 states and an average daily census of more than 12,000.
In commenting on the announcement, Robert A. Lefton, President and Chief Executive Officer of Odyssey HealthCare, said, “This transaction is a turning point for Odyssey as we expect to exceed $617 million in net revenues, improve our platform for growth in our core hospice business and add valuable and talented professionals to our company. Our combination with VistaCare will substantially extend our industry leadership and our geographical reach in the markets we serve and create additional visibility that adds value in recruiting and development activities. We believe this transaction brings together two highly compatible organizations who share similar cultures, philosophies and standards of excellence fostered by talented management teams and employees. We anticipate a smooth integration and look forward to working with VistaCare to make our combined company stronger, more profitable and an even better value for our shareholders.”
Richard R. Slager, VistaCare Chairman and Chief Executive Officer, added, “Odyssey is an excellent fit, and we believe this transaction is in the best interests of our patients, employees and
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ODSY to Acquire VistaCare

January 15, 2008
shareholders. It provides an opportunity to realize the value of our assets and leaves our employees in good hands. I am familiar with Odyssey’s management team, and I trust them to continue the fine work we have begun at VistaCare.”
In closing, Mr. Lefton added, “This acquisition is an important step for our company. The new, combined company is inherently stronger than either company was independently. Also, a very compelling aspect of this transaction is the fact that it is driven by specifically identified synergies and does not require operational or Medicare cap improvements to succeed. A reduction in corporate overhead and the closure of VistaCare’s corporate office will generate the majority of the savings. We expect this acquisition to be accretive to our 2009 earnings after absorbing the costs of integrating the two companies’ operations in 2008. We anticipate that the acquisition will be neutral with respect to our 2008 earnings. Once the integration is completed, we anticipate the application of our operational initiatives could then generate an additional contribution to earnings beyond the projected synergies.”
Odyssey intends to fund the transaction with $30 million of its own cash and a funded commitment of $150 million from GE Capital, consisting of a five-year $30 million revolving credit facility and a six-year $120 million term loan. After the transaction is completed, Odyssey will have approximately $20-25 million in cash remaining on its balance sheet and approximately $30 million still available on its GE Capital commitment. The financing is subject to customary closing conditions.
Conference call
Odyssey will host a conference call to discuss this announcement tomorrow, January 16, 2008, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). The call will be broadcast live and can be accessed through the Investor Relations section of the Company’s website at www.odsyhealth.com or at www.earnings.com. An online archive of the broadcast, commencing approximately two hours after the live call, will also be available for two weeks.
About VistaCare
VistaCare is a leading provider of hospice services in the United States. Through interdisciplinary teams of physicians, nurses, home healthcare aides, social workers, spiritual and other counselors and volunteers, VistaCare provides care primarily designed to reduce pain and enhance the quality of life of terminally ill patients, most commonly in the patient’s home or other residence of choice. VistaCare’s financial advisor in the transaction was RA Capital Advisors LLC and Squire Sanders & Dempsey acted as legal counsel.
About Odyssey HealthCare
Based in Dallas, Texas, Odyssey is one of the largest providers of hospice care in the country in terms of both average daily patient census and number of locations. Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families. Vinson & Elkins LLP served as legal counsel to Odyssey in the transaction.
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ODSY to Acquire VistaCare

January 15, 2008
Important Additional Information Will be Filed With the SEC
The tender offer described in this release has not yet commenced, and this release is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Odyssey will cause its subsidiaries to file a tender offer statement with the U.S. Securities and Exchange Commission (the “SEC”). Investors and VistaCare security holders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement that will be filed by VistaCare with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents (once they become available) may be obtained free of charge by directing a request to Odyssey HealthCare, Inc., Attention: Investor Relations, 717 N. Harwood, Suite 1500, Dallas, Texas 75201.
Certain statements contained in this press release and that will be contained in the presentation are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release and in the presentation to differ materially from those anticipated or implied by the forward-looking statements, including that the tender offer may not be completed or the merger may not be consummated for reasons including because conditions precedent to the completion of the acquisition may not be satisfied and that the financing necessary to consummate the tender offer and the merger may not be obtained.
Additional risks, uncertainties and assumptions include, but are not limited to, general market conditions; adverse changes in reimbursement levels under Medicare and Medicaid programs; adverse changes in the Medicare payment cap limits and increases in the Company’s estimated Medicare cap contractual adjustment; our ability to complete and successfully integrate the acquisition of VistaCare, Inc.; decline in patient census growth; increases in inflation including inflationary increases in patient care costs; challenges inherent in and potential changes in the Company’s growth and development strategy; our ability to effectively implement the Company’s 2008 operations and development initiatives; the Company’s dependence on patient referral sources and potential adverse changes in patient referral practices of those referral sources; our ability to implement a new integrated billing and clinical management and electronic medical records system; the ability to attract and retain healthcare professionals; increases in the Company’s bad debt expense due to various factors including an increase in the volume of pre-payment reviews by the Company’s Medicare fiscal intermediaries; adverse changes in the state and federal licensure and certification laws and regulations; adverse results of regulatory surveys; delays in licensure and/or certification; government and private party, legal proceedings and investigations; cost of complying with the terms and conditions of our corporate integrity agreement; adverse changes in the competitive environment in which the Company operates; changes in state or federal income, franchise or similar tax laws and regulations; adverse impact of natural disasters; changes in our estimate of additional compensation costs under FASB Statement No. 123(R); and the disclosures contained under the headings “Government Regulation and Payment Structure” in “Item 1. Business” and “Item 1A. Risk Factors” of Odyssey’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2007, and its most recent report on Form 10-Q and in its other filings with the Securities and Exchange Commission. Many of these factors are beyond the ability of the Company to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.
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